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                                                                     EXHIBIT 5.2




              [SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP LETTERHEAD]




                                October 11, 2001



AIMCO Properties, L.P.
Colorado Center, Tower Two
2000 South Colorado Boulevard
Suite 2-1000
Denver, Colorado  80222


           Re:  Apartment Investment and Management Company
                AIMCO Properties, L.P.
                Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as special counsel to AIMCO Properties, L.P., a Delaware limited partnership (the "AIMCO Operating Partnership"), in connection with the preparation of the Registration Statement on Form S-3 (File No. 333-_______), filed by the AIMCO Operating Partnership and Apartment Investment and Management Company, a Maryland corporation ("AIMCO"), with the Securities and Exchange Commission (the "Commission") on October 11, 2001, under the Securities Act of 1933, as amended (the "Securities Act") (the "Registration Statement"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of the following securities of the AIMCO Operating Partnership with an aggregate initial public offering price of up to $500,000,000: senior debt securities, senior subordinated debt securities or subordinated debt securities, in one or more series (the "Debt Securities"), which may be issued under Indentures (the "Indentures") entered into or proposed to be entered into among the AIMCO Operating Partnership, AIMCO (as guarantor, as applicable) and trustees (the "Trustees") that have been or will be appointed prior to the issuance of Debt Securities.



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AIMCO Properties, L.P.
October 11, 2001
Page 2


                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

                  In connection with this opinion, we have examined originals or copies (including facsimile transmissions), certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Indentures or forms thereof filed as exhibits to the Registration Statement; (iii) the Third Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") of the AIMCO Operating Partnership, as presently in effect; (iv) the Certificate of Incorporation of AIMCO-GP, Inc., a Delaware corporation and the general partner of the AIMCO Operating Partnership (the "General Partner"), as presently in effect; (v) the By-laws of the General Partner, as presently in effect; and (vi) certain resolutions adopted to date by the Board of Directors of the General Partner (the "Board Resolutions") relating to the issuance and sale, on a delayed or continuous basis, of the Debt Securities and related matters, including a delegation of authority to certain authorized officers of the General Partner to fix and determine the terms of the Debt Securities. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the AIMCO Operating Partnership and such agreements, certificates or records of public officials, certificates of officers or other representatives of the AIMCO Operating Partnership and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed by parties other than the AIMCO Operating Partnership, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity, enforceability and binding effect thereof. We have assumed that the Indentures will be duly authorized, executed and delivered by the Trustees and that any series of Debt Securities that may be issued (the "Offered Debt Securities") will be manually signed by duly authorized officers of the Trustees. In addition, we have assumed that the Indentures when executed will be in substantially the forms reviewed by us. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the AIMCO Operating Partnership and others.



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AIMCO Properties, L.P.
October 11, 2001
Page 3

                  In rendering the opinion set forth herein, we have further assumed that the execution and delivery by the AIMCO Operating Partnership of the Indenture and the Debt Securities and the performance of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the AIMCO Operating Partnership or any of its properties is subject, (ii) any law, rule, or regulation to which the AIMCO Operating Partnership or any of its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

                  We do not express any opinion as to the laws of any jurisdiction other than those of the State of Delaware and the State of New York.

                  Based upon and subject to the foregoing and to the other qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that with respect to any Offered Debt Securities, when (i) the Registration Statement becomes effective; (ii) the authorized officers of the General Partner have taken all necessary corporate action to fix and determine the terms of the Offered Debt Securities in accordance with the Board Resolutions; (iii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, the Partnership Agreement, the Certificate of Incorporation or By-laws of the General Partner, or result in a default under or breach of any agreement or instrument binding upon the AIMCO Operating Partnership or any of its properties, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the AIMCO Operating Partnership or any of its properties; (iv) the applicable Indenture has been duly executed and delivered by the parties thereto; and (v) the Offered Debt Securities have been duly executed and authenticated in accordance with the terms of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the issuance and sale of such Offered Debt Securities will have been duly authorized, and such Offered Debt Securities will be valid and binding obligations of the AIMCO Operating Partnership entitled to the benefits of the applicable Indenture and enforceable against the AIMCO Operating Partnership in accordance with their terms, except to the extent that (x) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally or (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (y) the waiver contained in Section 6.12 of the applicable Indenture may be deemed unenforceable.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption

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AIMCO Properties, L.P.
October 11, 2001
Page 4


"Legal Matters" in the prospectus which constitutes a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                           Very truly yours,


                                           /s/ SKADDEN, ARPS, SLATE,
                                                   MEAGHER & FLOM LLP